Exhibit 10.4

ECOSCIENCES, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of November 2, 2016, by and between Ecosciences, Inc., a Nevada corporation with offices located at 420 Jericho Turnpike, Suite 110, Jericho, NY 11753 (the “Company”), and Joel Falitz (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser has provided, management services to the Company (the “Services”) pursuant to that certain Amended and Restated Management Services Agreement, dated November 2, 2016 (the “Services Agreement”) between the Purchaser and the Company, and, in consideration for the Services in connection with the signing bonus set forth on Schedule A to the Services Agreement (the “Signing Bonus”), the Company desires to issue and sell the Restricted Shares (as defined in Section 1 below) to the Purchaser, and the Purchaser desires to purchase the Restricted Shares from the Company; and

NOW THEREFORE, the Company and Purchaser agree as follows:

1. Sale of Restricted Shares. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, 31,200,000 unregistered shares of the Company’s Common Stock (the “Restricted Shares”) at a purchase price of $31,200 (the “Signing Bonus”) or $0.001 per Share. The term “Restricted Shares” refers to the purchased Restricted Shares and all securities received in replacement of or in connection with the Restricted Shares pursuant to stock dividends or splits, all securities received in replacement of the Restricted Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Restricted Shares.

2. Purchase. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as the Company and Purchaser shall agree (the “Purchase Date”). The parties have agreed that the Services rendered by Purchaser on or prior to the date hereof (the “Past Services”) have a value equal to the aggregate purchase price of the Shares. On the Purchase Date, the Company will issue shares as book entry and at the earliest practicable date deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) and the Purchaser shall agree that such Shares shall constitute full payment for the Past Services.

3. Investment and Taxation Representations. In connection with the purchase of the Restricted Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares. Purchaser is purchasing the Restricted Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Purchaser understands that the Restricted Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser understands that the Restricted Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Restricted Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Restricted Shares for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Restricted Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Restricted Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Restricted Shares and that Purchaser is not relying on the Company for any tax advice.

4. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Restricted Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED ONLY IN ACCORDANCE WITH THE TERMS THE CERTIFICATE OF DESIGNATION OF THE SERIES D CONVERTIBLE PREFERRED STOCK OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

5. No Continuing Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s consulting relationship, for any reason, with or without cause.

6. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Construction; Disclaimer. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The Purchaser agrees and acknowledges that Company is not providing, nor has it provided, any legal or financial advice to the Purchaser, including, without limitation, advice as to state and federal securities laws and the valuation of the Company’s securities forming the subject matter hereof. Accordingly, Company hereby strongly urges the Purchaser to retain its own legal and/or financial advisors to assist the Purchaser in evaluating the merits of the transactions described herein. This Agreement shall only be used for the specific purposes described herein and is not suitable for any other purpose.

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(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(g) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ECOSCIENCES, INC.

By:	/s/ Joel Falitz

Name:	Joel Falitz

Title:	Chief Executive Officer and President

PURCHASER:

By:	/s/ Joel Falitz

Name:	Joel Falitz

Address:	420 Jericho Turnpike, Suite 110
Jericho, NY 11753

Tax ID:

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